                                                                    EXHIBIT 23.1










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following registration statements of Ramco-Gershenson Properties Trust of our report dated March 5, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for the impairment or disposal of long-lived assets in 2002 and derivative instruments and hedging activities in 2001), appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 2003:



                                            REGISTRATION
                                              STATEMENT
            FORM                               NUMBER

            Form S-3                          333-99345
            Form S-8                          333-66409
            Form S-8                          333-42509






Detroit, Michigan
March 12, 2004